WILLIAM H. PURCELL
225 Cedar Ridge Road
Bedminster, New Jersey 07921

(office)
(fax)

(cell)
(home)

October 13, 2009

Via Registered Mail
and Fax (203-323-7302)

Mr. Michael Metter
Chief Executive Officer
Business TalkRadio Network
401 Shippan Avenue
Stamford, CT 06902

Dear Michael,

Since our last conversation, my business schedule for the next 12-18 months has become extremely busy and somewhat complex.

As a result, I will not have the time to continue as a Director of Business TalkRadio Network, and hereby submit my resignation effective immediately.

In my opinion, you did a terrific job in getting BTRN refinanced.

All the best as you continue to grow BTRN in the future.

Sincerely,

Bill Purcell

William H. Purcell